Exhibit 99.1

Company: Javo Beverage Company, Inc. William Marshall (760) 560 - 5286 ext. 503 investing@javobeverage.com

JAVO BEVERAGE COMPANY FILES CHAPTER 11 AND PURSUES PLAN OF REORGANIZATION

Enters into Agreement with Coffee Holdings, LLC to Provide Additional Capital and Act as Co-Sponsor for its Reorganization Plan

SAN DIEGO, CA – January 24, 2011 -- Javo® Beverage Company, Inc. (OTC BB: JAVO), a leading supplier of premium dispensable coffee and tea-based beverages to the foodservice industry, announced today that it will file a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.  In conjunction with the filing, the Company entered into a binding Plan Commitment Letter Agreement with Coffee Holdings, LLC ("Holdings"), its largest investor, to co-sponsor a prearranged plan of reorganization ("Plan") that they intend to file by February 7, 2011.  The restructuring transaction embodied in the Plan will significantly deleverage the Company's capital structure and provide the working capital the Company needs to continue to service its customers and build its business.

Holdings will provide debtor in possession financing of up to $3.15 million allowing the Company to continue its operations and additional exit financing to properly capitalize the Company that today services thousands of beverage locations in the U.S.

In addition to the filing of the Chapter 11 case, Javo has filed for the Bankruptcy Court's consideration several "first day" motions on an expedited basis, concerning its employees, critical vendors, and customer pricing and other programs in order to be able to continue to operate in the ordinary course through the bankruptcy proceeding.

"This is an unfortunate but necessary means of right sizing our balance sheet and capitalization so that our underlying business can thrive.  We want to assure all of the customers, suppliers and business partners who have supported us to this point that we intend to continue to supply quality products and, in general, operate the business in a normal fashion during the bankruptcy proceedings." said Stan Greanias, CEO of Javo Beverage Company.

The Company expects confirmation of the plan of reorganization by May 1, 2011.

For further information, please visit the Company's restructuring website at www.kccllc.net/JavoBevCo.

About Javo® Beverage Company, Inc.
Based in Vista, California, Javo® Beverage Company (OTC Bulletin Board: JAVO) is an innovator and leader in the manufacture of coffee and tea-based dispensed beverages, drink mixes and flavor systems. The company has successfully commercialized a proprietary brewing technology that yields fresh brewed coffees and teas that are flavorful, concentrated and stable, with broad applications in the foodservice, food manufacturing and beverage industries. For foodservice operators, Javo makes it possible to serve great tasting hot coffees and cold specialty coffee beverages from convenient dispenser-based systems.  Javo also assists food and beverage processors seeking authentic and robust coffee and tea flavors through its development and supply of customized ingredients for packaged foods and ready-to-drink beverages. The company supplies a growing list of national and international foodservice operations, specialty coffee retailers, restaurant chains and food manufacturers. For information about Javo Beverage Company, please visit www.javobeverage.com.

Forward-looking statements

This release contains forward-looking statements made by or on behalf of Javo® Beverage Company, Inc. All statements that address events or operating performance that the Company expects will occur in the future, including statements relating to restructuring or improvement of the Company’s capitalization or balance sheet, revenue growth, dispenser location growth, annual revenue per dispenser, volume growth, share of sales, future profitability or statements expressing general optimism about future operating results, and future financings are forward-looking statements. These forward-looking statements are based on management's current views, and management cannot assure that anticipated results will be achieved. These statements are subject to numerous risks and uncertainties, including those set forth in the Company's risk factors contained in the Company's most recent annual report on Form 10-K and in subsequent quarterly reports on Form 10-Q, copies of which are available from the Company without charge and from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements and are encouraged to review the risk factors that could affect actual results. The Company disclaims any intent to update forward-looking statements.